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                                    EXHIBIT 5





                                  June 28, 1995



Scott C. Ulbrich,
Executive Vice President and Chief Financial Officer
First Security Corporation
2nd Floor
79 South Main Street
Salt Lake City, Utah  84111

     Re: REGISTRATION AND ISSUANCE OF 500,000 SHARES OF FIRST SECURITY CORPORATION COMMON STOCK TO PARTICIPANTS IN THE FIRST SECURITY NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

Dear Mr. Ulbrich:
          This Firm has acted as counsel to First Security Corporation, a Delaware corporation ("the Company), in connection with its registration of 500,000 shares of its common stock, par value $1.25 ("the Shares") for use in the First Security Corporation Non-Executive Director Stock Option Plan, a copy of which is filed as an exhibit to the Company's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on June 28, 1995.

          In connection with this representation, we have examined the originals, or copies identified to our satisfaction, of such minutes, agreements, corporate records and filings and other documents necessary to our opinion contained in this letter. We have also relied as to certain matters of fact upon representations made to us by officers and agents of the Company. Based upon and in reliance on the foregoing, it is our opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware; and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus referred to above.


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Mr. Scott C. Ulbrich
June 28, 1995
Page 2



2. When issued and distributed under the terms of the Plan, the Shares will be duly and validly issued and will be fully paid and nonassessable.

3. The shareholders of the Company have no pre-emptive rights to acquire additional shares of First Security Corporation Common Stock in respect of the Shares.


     We hereby consent to the use of our name in the Prospectus and therein being disclosed as counsel to the Company in this matter.


                         Very truly yours,

                         RAY, QUINNEY & NEBEKER


                         /s/ A. Robert Thorup
                         --------------------
                         A. Robert Thorup







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